UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2007

SUPERIOR BANCORP

(Exact Name of Registrant as Specified in Charter)

Delaware
State or Other Jurisdiction of Incorporation

0-25033	63-1201350
(Commission File Number)	(IRS Employer Identification No.)

17 North 20th Street, Birmingham, Alabama	35203
(Address of Principal Executive Offices)	(Zip Code)

(205) 327-1400

 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.  Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective as of April 30, 2007, Superior Bancorp (the “Company”) appointed Mark Tarnakow as its Chief Financial Officer. Mr. Tarnakow, age 41, held various financial management positions at Regions Financial Corporation, Birmingham, Alabama, and its predecessors from 2002 to 2007, serving most recently as the Regional Financial Officer of the Midwest Banking Group. From 1992 to 2002, Mr. Tarnakow was employed in various financial management positions for entities affiliated with Banc One Corporation, Columbus, Ohio. Mr. Tarnakow is a certified public accountant and worked as an auditor and financial consultant with the public accounting firm of Arthur Andersen & Company from 1987 to 1990.

Officers of the Company hold office until the annual meeting of stockholders next following their appointment, or until their earlier resignation or removal.

There is no arrangement or understanding between Mr. Tarnakow and any other persons pursuant to which he was appointed as the Chief Financial Officer of the Company. Mr. Tarnakow is not a party to any transaction with the Company which is subject to Item 404(a) of the Securities and Exchange Commission’s Regulation S-K.

Section 7.  Regulation FD

Item 7.01.  Regulation FD Disclosure.

On April 27, 2007, the Company issued a press release announcing its appointment of Mr. Tarnakow as its Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.

Section 9 Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99	Press Release, dated April 27, 2007, of Superior Bancorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR BANCORP

/s/ C. Stanley Bailey
C. Stanley Bailey
Chairman and Chief Executive Officer

Date: April 27, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
99	Press Release, dated April 27, 2007, of Superior Bancorp